UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2007

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2007, the Board of Directors of GenTek Inc.(the "Company") approved an amendment to the Bylaws of the Company to allow the Company to issue uncertificated shares. The ability to issue uncertificated shares enables the Company to participate, if necessary, in the Direct Registration Program that has been adopted by certain stock exchanges including The NASDAQ Stock Market LLC. The previous provisions of the Bylaws did not permit the use of uncertificated shares. The amended sections of Article IV now provide:

"Section 1. Form and Execution Of Certificates Of Stock. The shares of stock of the Corporation may be certificated or uncertificated, as provided under Section 158 of the General Corporation Law of Delaware, and shall be entered in the books of the Corporation and registered as they are issued. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares of owned by him in the Corporation. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars. The Corporation seal and the signatures by Corporation officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

Section 2. Transfer Of Shares. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the record holder thereof in person or by his or her attorney lawfully constituted, and, in the case of stock represented by certificate upon surrender for cancellation of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form."

The foregoing descriptions of the amended and adopted provisions are qualified in their entirety by the Company's Second Amended and Restated Bylaws the text of which is incorporated by reference and a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On August 7, 2007, the Company issued a press release announcing that the Board of Directors had authorized a stock repurchase program pursuant to which the Company would purchase in the aggregate up to $30 million of its common stock in open market and negotiated purchases over a period of three years, dependent upon market conditions.

A copy of the August 7, 2007 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

August 8, 2007	By:	James Imbriaco

Name: James Imbriaco
Title: Vice President General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Second Amended and Restated By-Laws of GenTek Inc.
99.1	Press Release dated August 7, 2007 Announcing Stock Repurchase Program